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    EXHIBIT NO. 10(XIX) - AGREEMENT REGARDING POST-EMPLOYMENT RESTRICTIVE
  COVENANTS BETWEEN MAF BANCORP, INC., MID AMERICA BANK, FSB AND DAVID BURBA
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                           AGREEMENT REGARDING POST-
                       EMPLOYMENT RESTRICTIVE COVENANTS
                       --------------------------------


     THIS AGREEMENT made effective as of January 1, 1999, by and between MAF Bancorp, Inc. ("MAF"), Mid America Bank, fsb (the "Bank") and David C. Burba ("Executive").

                             W I T N E S S E T H:
                             - - - - - - - - - -

     WHEREAS, MAF and its affiliates are engaged in depository, lending and other financial services businesses (the "Business");

     WHEREAS, Executive has expertise, experience and capability in the Business;

     WHEREAS, MAF has invested significant amounts in the acquisition of all of the stock of Westco Bancorp, Inc.;

     WHEREAS, Executive has served as President and Chief Executive Officer of Westco Bancorp, Inc. and its subsidiaries and will be serving as an Executive Vice President of MAF and the Bank pursuant to an employment agreement of even date herewith (the "Employment Agreement");

     WHEREAS, MAF and the Bank desire to enter into this Agreement to obtain Executive's agreements regarding confidentiality and post-employment restrictive covenants for MAF, the Bank, either of their parents (if any), and/or subsidiaries (MAF, the Bank and/or subsidiaries hereinafter "MAF or its affiliates") in return for the payments set forth herein; and

     WHEREAS, Executive is willing to provide such agreements to MAF and the Bank.

     NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which consideration is mutually acknowledged by the parties, it is hereby agreed as follows:

     1.   RECITALS.
          --------

     The recitals hereinbefore set forth constitute an integral part of this Agreement, evidencing the intent of the parties in executing this Agreement, and describing the circumstances surrounding its execution. Said recitals are by express reference made a part of the covenants hereof, and this Agreement shall be construed in light thereof.
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2.   CONFIDENTIAL INFORMATION.
     ------------------------

     Executive acknowledges that during the course of his employment he has learned or will learn or develop Confidential Information (as that term is defined in this Section 2). Executive further acknowledges that unauthorized disclosure or use of such Confidential Information, other than in discharge of Executive's duties, will cause MAF or its affiliates irreparable harm.

     For purposes of this Section, Confidential Information means trade secrets (such as technical and non-technical data, a program, method, technique, process) and other confidential or proprietary information concerning the products, processes, services, or customers of MAF or its affiliates, including but not limited to: computer programs; marketing, or organizational research and development; business plans; revenue forecasts; personnel information, including the identity of other employees of MAF or its affiliates, their responsibilities, competence, abilities, and compensation; pricing and financial information; current and prospective customer lists and information on customers or their employees; information concerning planned or pending acquisitions or divestitures; and information concerning purchases of major equipment or property, which information: (a) has not been made generally available to the public; and (b) is useful or of value to the current or anticipated business, or research or development activities of MAF or its affiliates; or (c) has been identified to Executive as confidential by MAF or its affiliates, either orally or in writing.

     Except in the course of his employment and in the pursuit of the business of MAF or its affiliates, Executive shall not, during the course of his employment, or following termination of his employment for any reason, directly or indirectly, disclose, publish, communicate or use on his behalf or another's behalf, any Confidential Information, proprietary information or other data of MAF or its affiliates.

     Executive acknowledges that as to certain aspects of its business, MAF and its affiliates operate and compete throughout the Chicagoland area and that MAF or its affiliates will be harmed by unauthorized disclosure or use of Confidential Information regardless of where such disclosure or use occurs, and that therefore this confidentiality agreement is not limited to any single state or other jurisdiction.

     3.   NON-COMPETITION.
          ---------------

     During the term of his employment and for the period ending twenty-four
(24) months following the date the Executive receives the final payment of base salary or base salary-based payments due Executive under his Employment Agreement (the "Non-Compete Period"), the Executive shall not, in the Territory (except in his capacity as an officer or director of MAF or a MAF affiliate),
(a) engage or participate in the Business, (b) enter the employ of, or render any services to, any person or entity engaged in or competitive with MAF or its affiliates, or who is otherwise engaged in the Business; (c) engage or participate in, be employed by or render services to any person or entity engaged in the depository, lending or other activities constituting the Business, or (d) directly or indirectly become interested in any person or entity referred to in clauses (b) and (c) above in any capacity, including without limitation, as an individual, partner,
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shareholder, lender, officer, director, principal, agent or trustee; provided, however, that the Executive may own, directly or indirectly, solely as an investment, securities of any publicly-traded entity if Executive is not a controlling person of such entity, or a member of a group which controls such entity and Executive does not own more than 5% of any class of equity securities of such entity.

     "Territory" for purposes hereof shall mean those communities in which MAF or any of its affiliates has a financial institution or a branch thereof, or has filed an application for regulatory approval to establish a financial institution or branch (whether de novo or by acquisition), together with those
                               -------
communities which are within a 25 mile radius of any such financial institutions or branches. As of the date payment to Executive commences pursuant to Section 7 below, the "Territory" shall become fixed, and shall not be expanded as a result of any additional communities in which MAF or any of its affiliates may establish a financial institution or branch.

     4.   INDUCEMENT OF OTHER EMPLOYEES.
          -----------------------------

     During the Non-Compete Period, Executive will not directly or indirectly solicit, induce or encourage any person who, as of the date immediately preceding the date of the termination of Executive's employment, is an employee of MAF or any of its affiliates to terminate his or her relationship with MAF or its affiliates.

     5.   RETURN OF MAF'S PROPERTY.
          ------------------------

     All notes, reports, plans, published memoranda or other documents created, developed, generated or held by Executive during employment, concerning or related to MAF's or its affiliates' business, and whether containing or relating to Confidential Information or not, are the property of MAF or its affiliates and will be promptly delivered to MAF or its affiliates upon termination of Executive's employment for any reason whatsoever.

     6.   REMEDIES.
          --------

     Executive acknowledges that the restraints and agreements herein provided are fair and reasonable, that enforcement of the provisions of Sections 2, 3, 4 and 5 will not cause him undue hardship and that said provisions are reasonably necessary and commensurate with the need to protect MAF or its affiliates and its legitimate and proprietary business interests and property from irreparable harm.

     Executive acknowledges that failure to comply with the terms of this Agreement will cause irreparable damage to MAF or its affiliates. Therefore, Executive agrees that, in addition to any other remedies at law or in equity available to MAF or its affiliates for Executive's breach or threatened breach of this Agreement, MAF or its affiliates is entitled to specific performance or injunctive relief, without bond, against Executive to prevent such damage or breach, and the existence of any claim or cause of action Executive may have against MAF will not constitute a defense thereto. Executive further agrees to pay reasonable attorney fees and costs of litigation
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incurred by MAF or its affiliates in any proceeding relating to the enforcement of the Agreement or to any alleged breach thereof in which MAF or its affiliates prevail in full as determined by a final order entered in such action.

     In the event of a breach or a violation by Executive of any of the covenants and provisions of this Agreement, the running of the Non-Compete Period (but not of Executive's obligation thereunder), shall be tolled during the period of the continuance of any actual breach or violation.

     7.  PAYMENTS TO EXECUTIVE.  In consideration of Executive's agreements
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hereunder, MAF shall pay, or shall cause the Bank or one of its affiliates to pay to Executive, twenty-four (24) equal monthly payments in the amount set forth on the signature page hereof. The first payment shall be payable as of the first day of the month following the termination of the salary or other base salary-based payments due Executive under the Employment Agreement, with each subsequent payment due on the first day of each month thereafter until all twenty-four (24) payments have been made. In the event of the Executive's death the twenty-four (24) monthly payments, or if payments had commenced, the remaining monthly payments shall continue to the beneficiary designated by the Executive in writing filed with MAF until twenty-four (24) payments are made. All payments hereunder shall be subject to applicable withholding requirements.

     8.  ENTIRE UNDERSTANDING.
         --------------------

     This Agreement constitutes the entire understanding between the parties relating to Executive's restrictions on Executive's post-employment services and supersedes and cancels all prior written and oral understandings and agreements with respect to such matters.

     9.  BINDING EFFECT.
         --------------

     This Agreement shall be binding upon and inure to the benefit of MAF and its successors and Executive and his successors and assigns. MAF shall each require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, expressly and unconditionally to assume and agree to perform MAF's obligations under this Agreement, in the same manner and to the same extent that MAF would be required to perform if no such succession or assignment had taken place.

     10. PARTIAL INVALIDITY.
         ------------------

     The various provisions of this Agreement are intended to be severable and to constitute independent and distinct binding obligations. Should any provision of this Agreement be determined to be void and unenforceable, in whole or in part, it shall not be deemed to affect or impair the validity of any other provision or part thereof, and such provision or part thereof shall be deemed modified to the extent required to permit enforcement. Without limiting the generality of the foregoing, if the scope of any provision contained in this Agreement is too broad to permit enforcement to its full extent, but may be made enforceable by limitations thereon, such provision shall be enforced to the maximum extent permitted by law, and Executive hereby agrees that such scope may be judicially modified accordingly.
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     11.  STRICT CONSTRUCTION.
          -------------------

     The language used in this Agreement will be deemed to be the language chosen by MAF and Executive to express their mutual intent and no rule of strict construction shall be applied against any person.

     12.  WAIVER.
          ------

     The waiver of any party hereto of a breach of any provision of this Agreement by any other party shall not operate or be construed as a waiver of any subsequent breach.

     13.  NOTICES.
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     Any notice or other communication required or permitted to be given hereunder shall be determined to have been duly given to any party (a) upon delivery to the address of such party specified on the signature page hereof if delivered personally or by courier; (b) upon dispatch if transmitted by telecopy or other means of facsimile, provided a copy thereof is also sent by regular mail or courier; or (c) within forty-eight (48) hours after deposit thereof in the U.S. mail, postage prepaid, for delivery as certified mail, return receipt requested, addressed, in any case to the party at the address(es) or telecopy numbers set forth on the signature page hereof or to such other address(es) or telecopy number(s) as any party may designate by Written Notice in the aforesaid manner.

     14.  GOVERNING LAW.
          -------------

     This Agreement shall be governed by, and interpreted, construed and enforced in accordance with, the laws of the State of Illinois.

     15.  GENDER AND NUMBER.
          -----------------

     Wherever from the context it appears appropriate, each term stated in either the singular of plural shall include the singular and the plural, and the pronouns stated in either the masculine, the feminine or the neuter gender shall include the masculine, feminine or neuter.
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     16.  HEADINGS.
          --------

     The headings of the Sections of this Agreement are for reference purposes only and do not define or limit, and shall not be used to interpret or construe the contents of this Agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed at Chicago, Illinois, on the date above set forth.

                         MAF BANCORP, INC.


                         By:  /s/ Jerry Weberling
                              ----------------------------------------------
                         Its: Executive Vice President and Chief Financial
                              --------------------------------------------
                              Officer
                              -------


                         MID AMERICA BANK, FSB


                         By:  /s/ Jerry Weberling
                              -----------------------------------------------
                         Its: Executive Vice President and Chief Financial
                              --------------------------------------------
                              Officer
                              -------



                         EXECUTIVE


                         /s/ David C. Burba
                         ----------------------------------------------------
                         David C. Burba


Monthly amount payable under Paragraph 7:  $15,000